Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 25, 2021, with respect to the consolidated financial statements of CPI Card Group Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado

August 12, 2021